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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Wal-Mart Stores, Inc. 401(k) Retirement Savings Plan of our report dated March 21, 1997, with respect to the consolidated financial statements of Wal-Mart Stores, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1997, filed with the Securities and Exchange Commission.



                                   ERNST & YOUNG LLP


Tulsa, Oklahoma
June 23, 1997